Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

BELLUS Health Inc.

(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Common Shares, no par value, reserved for issuance pursuant to Registrant’s Stock Option Plan, as amended	Other(2)	3,897,751	(3)	$8.18	(2)	$31,883,603.18	(2)	$0.0000927	$2,955.61
Total Offering Amounts							$31,883,603.18			$2,955.61
Total Fee Offset(4)										$0.00
Net Fee Due										$2,955.61

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) shall also cover any additional Common Shares of the Registrant which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Common Shares.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low sales prices of the Registrant’s Common Shares, as reported by the New York Stock Exchange on April 12, 2022.
(3)	Represents an increase to the number of shares available for issuance under the Registrant’s Stock Option Plan, as amended (the “Plan”), pursuant to the terms of the Plan. Shares available for issuance under the Plan were previously registered on Form S-8 filed with the Securities and Exchange Commission on September 25, 2019 (File No. 333-233922), as amended by Post-Effective Amendment No. 1, filed with the Commission on April 21, 2020, and Post-Effective Amendment No. 2, filed with the Commission on April 19, 2022, as well as a Registration Statement on Form S-8, filed with the Commission on May 14, 2020 (File No. 333-238274), as amended by Post-Effective Amendment No. 1, filed with the Commission on April 19, 2022. Common Shares reserved for future issuance pursuant to awards under the Plan.
(4)	The Registrant does not have any fee offsets.